FREE WRITING PROSPECTUS
Filed Pursuant to Rule 433
Registration No. 333-130306
Dated December 21, 2005

This relates to Preliminary Pricing Supplement No. 42 to the Prospectus dated December 21, 2005 and the Prospectus Supplement dated December 21, 2005

RBC PRINCIPAL PROTECTED NOTES

LINKED TO THE DOW JONES INDUSTRIAL AVERAGESM

ISSUER: ROYAL BANK OF CANADA
7-year maturity
100% of the upside
100% principal protection at maturity
Daily secondary market provided

Take an innovative approach to investing in US equities by offering a return linked to the Dow Jones Industrial AverageSM while providing 100% principal protection.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SECWeb site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-609-6009.